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                                                                    Exhibit 24.2


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that Spirit of America National Bank constitutes, delegates and appoints Spirit of America, Inc. its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for it and in its place and stead, in any and all capacities (including its capacity as Servicer for the Charming Shoppes Master Trust), to sign and file any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as it might or could do itself and hereby ratifying and confirming all that such attorney-in-fact and agent or its substitute or substitutes may lawfully do or cause to be done by virtue hereof.


                                                SPIRIT OF AMERICA NATIONAL BANK


                                                By:   /s/ KIRK R. SIMME
                                                      --------------------------
                                                Name:  Kirk R. Simme
                                                Title: President
                                                Date:  April 6, 1999